UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 10, 2025

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 10, 2025, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Maximus, Inc. (the “Company”) approved and adopted Amended and Restated By-laws of the Company (as so amended and restated, the “By-laws”). The By-laws became effective immediately upon approval by the Board.
Section 6 and Section 7 of Article I of the By-laws were amended to revise the advance notice disclosure requirements for shareholders proposing to nominate directors or bring business before a shareholder meeting to, among other things, require that the proposing shareholder, each beneficial owner on whose behalf the nomination or business proposal is made, any affiliate of such shareholder or beneficial owner (such affiliates, together with any beneficial owners, a “Shareholder Associated Person”) and each proposed nominee for director, if applicable, disclose their direct and indirect stock ownership in the Company, including Derivative Instruments (as defined in the By-Laws) that have been entered into within the past 24 months, and with respect to the proposing shareholder and any Shareholder Associated Person, require the disclosure of (i) all performance-related fees (other than an asset-based fee) tied to the value of shares of the Company or Derivative Instruments (as defined in the By-laws), (ii) rights to dividends on the shares of the Company’s stock beneficially owned that are separated or separable from the underlying shares, (iii) any short interests in the Company’s stock, (iv) all material relationships or agreements, arrangements or understandings entered into with the proposed nominee during the past three years, and (v) all information that would be required to be set forth in a Schedule 13D required to be filed under the Securities Exchange Act of 1934, as amended. The By-laws were also amended to require the proposing shareholder and any Shareholder Associated Person to certify their compliance with applicable law with respect to its acquisition of Company stock, and disclose any other information relating to the proposing shareholder or Shareholder Associated Person that would be required to be disclosed in a proxy statement with respect to the solicitation of proxies for, as applicable, the director nomination and/or business proposal pursuant to Section 14 of the Exchange Act.
The By-laws were also amended to, among other things, (i) limit the maximum number of nominees to the Board that a shareholder may submit to be equal to the number of directors to be elected at the applicable meeting, (ii) prohibit the nomination of substitute or alternate nominees to the Board without timely notice in accordance with the By-laws, (iii) require the proposing shareholder to update the information, representations, questionnaires and certifications required under Sections 6 or 7 (as applicable) of the By-laws as of the record date and prior to the shareholder meeting within specific deadlines set forth in the By-laws, (iv) require each proposed nominee to the Board to make certain representations and certifications about their candidacy, voting commitments, compensation for service and compliance with the Company’s corporate governance and other policies and (v) require, with respect to business proposals, the full text of the proposal, including any resolutions proposed for consideration.
The By-laws also revise the provision governing notice of meetings to conform to the current provisions in Va. Code Ann. § 13.1-658 of the Virginia Stock Corporation Act (VSCA) and include certain technical, conforming, modernizing or clarifying changes to the By-laws.
The foregoing description of the By-laws is a summary, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated By-laws, which is being filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description

3.1	Amended and Restated By-laws of the Company, effective June 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: June 12, 2025	/s/ John T. Martinez
John T. Martinez
Chief Legal Officer and Secretary

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